                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant     [ ]

Check the appropriate
[ ]     Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                              AETHER SYSTEMS, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------

          (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)       Title of each class of securities to which transaction applies:
               ---------------------------------------------------------------
     (2)       Aggregate number of securities to which transaction applies:
               ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               ---------------------------------------------------------------
     (4)       Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------
     (5)       Total fee paid:
               ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)       Amount Previously Paid:
              ----------------------------------------------------------------
     (2)       Form, Schedule or Registration Statement No.:
              ----------------------------------------------------------------
     (3)       Filing Party:
              ----------------------------------------------------------------
     (4)       Date Filed:
              ----------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [ ]
Check the appropriate
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              AETHER SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3) Filing Party:

        ------------------------------------------------------------------------
     (4) Date Filed:

        ------------------------------------------------------------------------

                                 [AETHER LOGO]

                                                                    May 25, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Aether Systems, Inc. We will be holding the Annual Meeting on June 22, 2001 at the BWI Airport Marriott Hotel, 1743 West Nursery Road, Baltimore, Maryland 21240, at 10:00 a.m., local time.

     At the 2001 Annual Meeting, we will ask you to:

     - Elect seven members to the Board of Directors;

     - Ratify the selection of KPMG LLP as independent accountants for the fiscal year ending December 31, 2001;

     - Consider and vote upon a proposal to amend Aether's 1999 Equity Incentive Plan to: (i) provide that Aether can issue shares of common stock as restricted stock or in exchange for outstanding options; and (ii) increase the number of shares that can be granted upon exercise of incentive stock options from 3,000,000 to 8,000,000 shares; and

     - Transact such other business as properly comes before the meeting.

     We have enclosed with this letter a Notice of the Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope. We have also enclosed Aether Systems, Inc.'s Annual Report for the fiscal year ended December 31, 2000.

     THE BOARD OF DIRECTORS OF AETHER RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE OTHER PROPOSALS.

     Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,

                                          /s/ David S. Oros
                                          David S. Oros
                                          Chairman of the Board
                                          and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

             PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY,
   WHETHER OR NOT YOU PLAN TO ATTEND THE AETHER SYSTEMS, INC. ANNUAL MEETING.

                              AETHER SYSTEMS, INC.
                             11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          ------------------------------------------------------------

DATE:    June 22, 2001
TIME:    10 a.m. local time
PLACE:   BWI Airport Marriott Hotel
         1743 West Nursery Road,
         Baltimore, Maryland 21240

          ------------------------------------------------------------

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholder:

     At the 2001 Annual Meeting, we will ask you to:

     1. Elect seven directors, each for a one-year term;

     2. Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2001;

     3. Consider and vote upon a proposal to amend Aether's 1999 Equity Incentive Plan to: (i) provide that Aether can issue shares of common stock as restricted stock or in exchange for outstanding options; and
        (ii) increase the number of shares that can be granted upon exercise of incentive stock options from 3,000,000 to 8,000,000 shares; and

     4. Transact such other business as may properly come before the Annual Meeting.

     You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on May 11, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Susan M. Golden
                                          Susan M. Golden
                                          Secretary

Owings Mills, Maryland
May 25, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Information About the 2001 Annual Meeting and Voting........    2
Proposals to be Presented at the Annual Meeting
     Proposal 1: Election of Directors......................    4
     Proposal 2: Ratification of Independent Auditors.......    5
     Proposal 3: Amendment to 1999 Equity Incentive Plan....    6
Security Ownership of Certain Beneficial Owners and
  Management................................................   10
Directors and Executive Officers............................   12
Certain Relationships and Related Transactions..............   22
Report of the Audit Committee...............................   23
Additional Information......................................   24
Stockholder Proposals.......................................   24
Appendix A: 1999 Equity Incentive Plan as Amended...........  A-1
Appendix B: Audit Committee Charter.........................  B-1

                              AETHER SYSTEMS, INC.
                             11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117

--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 22, 2001

--------------------------------------------------------------------------------

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2001 Annual Meeting of Aether Systems, Inc. ("Aether" or the "Company"). The 2001 Annual Meeting will be held on June 22, 2001 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland, 21240.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors ("Board") of Aether is soliciting these proxies.

     At the Annual Meeting, you will be asked to vote on the following proposals:

     1. Elect seven directors, each for a one-year term;

     2. Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2001;

     3. Consider and vote upon a proposal to amend Aether's 1999 Equity Incentive Plan to: (i) provide that Aether can issue shares of common stock as restricted stock or in exchange for outstanding options; and
        (ii) increase the number of shares that can be granted upon exercise of incentive stock options from 3,000,000 to 8,000,000 shares; and

     4. Such other matters as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THESE PROPOSALS.

     On May 25, 2001, we began mailing this proxy statement to people who, according to our records, owned common shares of Aether as of the close of business on May 11, 2001. We have mailed with this proxy statement a copy of Aether's Annual Report.

              INFORMATION ABOUT THE 2001 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on June 22, 2001 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland 21240, at 10:00 a.m. local time.

THIS PROXY SOLICITATION

     We are sending you this proxy statement because Aether's Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On May 25, 2001, we began mailing this proxy statement to all people who, according to our stockholder records, owned shares at the close of business on May 11, 2001.

     Aether is paying the cost of requesting these proxies. Aether's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Aether will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our shares.

VOTING YOUR SHARES

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

     If you hold your shares with a broker and do not tell your broker how to vote, your broker has the authority to vote on all proposals.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING, TO BE HELD ON JUNE 22, 2001.

     In the election of directors, the seven nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate "WITHHELD" on your proxy card, your vote will not count either for or against the nominee. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN" as to any proposal, it has the same effect as a vote "AGAINST" that proposal.

     If you are a beneficial owner and do not provide the shareowner of record with voting instructions, your shares may constitute broker non-votes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at this year's meeting. If there nevertheless are broker non-votes, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not be considered votes cast for the foregoing purposes. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

     Failure to return a proxy or vote in person will not affect the outcome of the proposals as long as a quorum is achieved. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board, and "FOR" all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

     We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the meeting, the proxies have discretion to vote your shares on the proposal as they see fit.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in one of three ways:

     - You may notify the Secretary of Aether in writing that you wish to revoke your proxy. Please contact: Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117, Attention: Susan M. Golden, General Counsel and Secretary. We must receive your notice before the time of the Annual Meeting.

     - You may submit a proxy dated later than your original proxy.

     - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED BY APPROVAL

     SHARES ENTITLED TO VOTE. On May 11, 2001 (the "Record Date"), 40,561,969 shares of common stock were issued and outstanding. Each share issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

     QUORUM. The quorum requirement for holding the meeting and transacting business is that a majority of the shares issued and outstanding on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 20,280,985 shares must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

     VOTES REQUIRED. In the election of directors, the seven persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote.

ADDITIONAL INFORMATION

     We are mailing our Annual Report for the fiscal year ended December 31, 2000, including consolidated financial statements, to all shareholders entitled to vote at the Annual Meeting, together with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Aether.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     Nominees for election to the Board of Directors are:

         J. Carter Beese
         Frank A. Bonsal
         George M. Davis
         David S. Oros
         George P. Stamas
         Devin N. Wenig
         Thomas E. Wheeler

     The Board of Directors has decided to reduce the size of the Board from 12 members to seven. As Aether has evolved from a development stage company to a company further along the execution of its business plan, the Board believes that its optimum composition has changed. A number of our current directors were venture capital investors or associated with acquired companies, and these directors and the Board have determined that a change in the size and composition of the Board are appropriate at this time. Accordingly, a number of our directors have recently resigned or are not standing for re-election. We thank these members for their service. We may expand the size of the board in the future and appoint new directors if appropriate candidates are identified and agree to serve.

     Each director will be elected to serve for a one-year term, unless he or she resigns or is removed before his or her term expires, or until his or her replacement is elected and qualified. Six of the seven nominees are currently members of the Board of Directors and have consented to serve as directors if re-elected. George M. Davis is president and vice chair of the Company. More detailed information about each of the nominees is available in the section of this proxy statement titled "Directors and Executive Officers," which begins on page 12.

     NexGen Technologies, L.L.C. ("NexGen"), Telcom-ATI Investors, L.L.C. ("Telcom-ATI") and Reuters America, Inc. ("Reuters"), who together hold approximately 24.2% of the shares of our common stock, are parties to a stockholders agreement that governs voting for our directors. The agreement requires each party to vote all its shares for one director named by NexGen, two directors named by Telcom-ATI, one director named jointly by NexGen and Telcom-ATI, and one director named by Reuters. Pursuant to this agreement, NexGen has named Mr. Oros as its designee, Telcom-ATI has waived its right to designate directors, and Reuters has named Mr. Wenig as its designee.

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees; however, if the nominee is a designee of a party to the stockholders agreement, then the Board of Directors will designate a substitute nominee named by the respective entity who designated the vacating representative. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

     The Board of Directors of the Company has established the size of the board at seven members. Proxies for the Annual Meeting may not be voted for more than the seven nominees named.

RECOMMENDATION

     The Board of Directors recommends a vote "FOR" each of the nominees to the Board of Directors.

                                  PROPOSAL 2:
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for Aether and its consolidated subsidiaries for 2001. The Board believes that KPMG's experience with and knowledge of Aether are important, and would like to continue this relationship. KPMG has advised Aether that the firm does not have any direct or indirect financial interest in Aether or any of its subsidiaries, nor has KPMG had any such interest since Aether's inception in 1996 other than its capacity as our independent certified public accountants.

     In addition to rendering audit services during 2000, KPMG performed various and other non-audit related services for Aether and its subsidiaries. During 2000, we paid the following fees to KPMG:

Audit Fees..................................................  $  463,000
Financial Systems Design and Implementation Fees............  $      -0-
All Other Fees..............................................  $2,168,000

     In making the recommendation for KPMG to continue as independent accountants for the year ended December 31, 2001, the Audit Committee reviewed past audit results and the non-audit services performed during 2000 and proposed to be performed during 2001. In selecting KPMG, the Audit Committee and the Board of Directors carefully considered KPMG's independence. The Audit Committee has determined that the performance of the non-audit services performed by KPMG did not impair the independence of KPMG.

     KPMG has confirmed to Aether that it is in compliance with all rules, standards and policies of the Independent Standards Board and the Securities and Exchange Commission ("SEC") governing auditor independence.

     A representative of KPMG is expected to attend the Annual Meeting. The KPMG representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.

RECOMMENDATION

     The Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG.

                                  PROPOSAL 3:
                    AMENDMENT TO 1999 EQUITY INCENTIVE PLAN

     In 1999, Aether adopted, and our stockholders approved, an equity incentive plan to promote our long-term growth and profitability, improve stockholder value, and attract, retain, and reward highly motivated and qualified employees and directors. We propose to have you approve amendments to the plan that: (1) provide that Aether can issue shares of common stock as restricted stock or in exchange for outstanding options; and (2) increase the number of shares that can be granted upon exercise of incentive stock options from 3,000,000 to 8,000,000 shares. Our Board of Directors has approved a proposal to amend the equity incentive plan. None of the changes increase the total number of shares provided by the plan. The plan as amended is attached as Appendix A to this proxy.

     Issuance of Shares. Aether has determined it is appropriate in some circumstances to issue restricted stock directly to employees. In addition, changing the plan to provide for issuance of shares facilitates an exchange of such stock for outstanding options that Aether offered to all of its employees in late 1999. Before amendment, the plan allowed Aether to issue options but not restricted stock. As a result of the substantial decline in overall market prices in the technology sector that began last year, many of the options issued to Aether's employees had exercise prices that substantially exceeded the prevailing market price of Aether's common stock. The Compensation Committee and the Board believed that this situation failed to present employees with the kind of incentives the plan was designed to provide. Accordingly, the Board and the Committee offered all option holders the opportunity to exchange options whose exercise prices were then above the market price for shares of common stock. The exchange provided for the issuance of 0.3 shares of restricted common stock for each exchanged option. The shares were restricted and the restrictions would lapse on substantially the same schedule as the options to be replaced would have become exercisable. Pursuant to this offer, Aether exchanged options for all employees other than its executive officers pursuant to a separate stock option plan that allows for issuance of shares in exchange for options, but did not include executive officers. Executive officers were given the opportunity to elect to exchange options for shares and our executive officers did elect to make this exchange. However, the exchange cannot become effective until the stockholders approve the amendment to permit the issuance of shares. The amendment will permit this exchange to be completed if so approved.

     The following table shows the number of options that will be exchanged if the amendment is approved, the exercise price of the options exchanged and the number of shares that will be received by our chief executive officer, each of the four other most highly compensated executive officers and all current executive officers as a group:

                                                                     EXERCISE   RESTRICTED
                                                           OPTIONS    PRICES      SHARES
                                                           -------   --------   ----------
David Oros...............................................  350,000   $ 90.00     105,000
George Davis.............................................   80,000   $152.06      24,000
                                                            65,000   $ 90.00      19,500
Brian Keane..............................................   20,000   $152.06       6,000
                                                            30,000   $ 91.25       9,000
David Reymann............................................   50,000   $152.06      15,000
                                                            30,000   $ 90.00       9,000
Dale Shelton.............................................   40,000   $152.06      12,000
                                                            60,000   $ 91.25      18,000
All executive officers as a group (8 persons)............  100,000   $ 75.38      30,000
                                                           445,000   $ 90.00      33,500
                                                            90,000   $ 91.25      27,000
                                                            25,000   $137.25       7,500
                                                           190,000   $152.06      57,000

     Increase of Shares Underlying Incentive Stock Options. The plan permits Aether to issue options in the form of either nonqualified or incentive stock options. Aether has primarily issued its options to employees in the form of incentive stock options. The tax laws require stockholder approval to increase the number of shares available for such grants. Because the size of Aether's option plan floats with the outstanding number of shares but the tax laws do not allow floating numbers for incentive stock options, Aether is asking you to approve, as part of approving the amended plan, an increase in the number of shares available for incentive stock options from 3,000,000 to 8,000,000.

SUMMARY OF PLAN AS AMENDED

     Under the equity incentive plan, as revised, we can have outstanding as options and can grant stock as bonuses or in lieu of deferred compensation or options, for 20% of the shares of common stock issued and outstanding. This means that at any one time we can have options or restricted stock grants outstanding that are exercisable for or otherwise equal to an amount of shares equal to 20% of shares of common stock then issued and outstanding. As amended, we can grant options to employees in the form of ISOs for up to 8,000,000 shares, but may choose not to do so. (Last year, the Board of Directors adopted a broad-based plan covering persons who are neither directors or officers. This plan permits grants of stock or options to covered persons for up to 1,900,000 shares of common stock). Any options we grant that are not ISOs will be nonqualified stock options. The compensation committee of our Board administers the equity incentive plan unless the Board specifies another committee of the Board or chooses to act itself as administrator.

     All of our employees, directors, and certain service providers are eligible to receive options or stock under the equity incentive plan. For tax reasons, the equity incentive plan limits the number of shares covered by options that an individual can receive in a calendar year to 10% of the original pool, or approximately 5.2 million shares (although we have no expectation of granting that amount). The administrator determines the prices, exercise schedules, expiration dates, method of payment (including through promissory notes, under the revised plan), and other material conditions under which individuals may exercise their options. Except with respect to replacement awards, which we grant to replace options at companies we acquire, the exercise price of these options may not be less than 50% of the fair market value of the common stock on the date of grant, (increased to 100-110% for ISOs).

     All awards granted before May 22, 2000 will become exercisable if we have a change of control, except as option agreements provide otherwise or as necessary to allow pooling of interest accounting. Replacement awards and other selected awards may also become fully exercisable on a change of control. In general, we will have a change of control if:

     - anyone acquires or holds more than 80% of our voting securities, excluding holdings by our benefit plans and some other related parties;

     - we complete a merger or consolidation, unless, in general, our pre-merger shareholders own at least 50% of the voting securities of the merged companies;

     - our Board changes in specified ways in connection with proxy contents or as a result of adding new directors who are not approved by existing directors; or

     - if we complete a liquidation or dissolution or sell or otherwise dispose of all or substantially all of our assets.

     In addition, unless we provide otherwise, or as necessary to allow pooling of interest accounting, the equity incentive plan and all options and unvested or unexercised awards will terminate in defined circumstances if:

     - we are not the surviving company in a merger, consolidation, or reorganization;

     - we complete a liquidation or dissolution or sell substantially all our assets; or

     - our Board approves and we complete a transaction that results in a person or entity's owning all of our stock, unless the person or entity is related to us in specified ways.

However, before the equity incentive plan would terminate for one of those reasons, we would either agree that our successor would assume the options and/or the equity incentive plan, allow optionees to exercise the options if these options were in-the-money, or cancel the options by paying the amount, if any, by which the value determined with respect to that transaction exceeds the exercise price of the options.

     The equity incentive plan limits the time during which an optionee can exercise an option to no more than 10 years. In addition, an optionee who leaves employment will generally have no more than 90 days to exercise the previously exercisable portions of an option, reduced to no days after employment in terminations for cause. Additional rules apply to death and disability. The compensation committee may, however, override the plan's rules, other than the 10 year limit. We cannot grant additional options under the equity incentive plan after the 10th anniversary of its adoption.

TAX CONSEQUENCES

     Nonqualified Stock Options. An optionee will not be taxed when he or she receives a non-qualified stock option ("NQSO"). When an employee exercises an NQSO, he or she will generally owe taxes on ordinary income on the difference between the value of the shares received and the price paid, with the "spread" treated like additional salary for an employee. He or she may then owe taxes again if and when the shares are sold. That tax would be on the difference between the price received for the share and the "basis," which is the sum of the price originally paid plus the value of the shares on which he or she originally paid income taxes.

     Depending upon how long he or she held the shares before selling, an employee may be eligible for favorable tax rates for certain kinds of capital gains. In addition, Aether will receive an income tax deduction for any amounts of "ordinary income".

     Incentive Stock Options. An optionee will not be taxed when he or she receives an ISO and will not be taxed when he or she exercises the ISO, unless the optionee is subject to the alternative minimum tax ("AMT"). If he or she holds the shares purchased upon exercise of the ISO ("ISO Shares") for more than one year after the date he or she exercised the option and for more than two years after the option grant date, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he or she sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he or she exercises the ISO or within two years from the date of the ISO grant) he or she generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he or she paid or (2) the amount he or she realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he or she will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether the shares were held for at least 12 months. Aether can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income the optionee recognized, but cannot deduct the amount of the capital gains.

     Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is a certain percentage of an individual taxpayer's alternative minimum taxable income that is lower than the regular tax rates, but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when the optionee sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     Stock Grants. When a participant receives a stock grant under the plan, the participant will have ordinary income and the company will generally be eligible to take a corresponding tax deduction when and to the extent the grant is vested (nonforfeitable).

     Potential Limitation On Company Deductions. Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. The tax rules disregard certain kinds of compensation, including qualified "performance-based compensation," for purposes of the deduction limitation. Compensation attributable to share options qualifies as performance-based compensation, provided that: (1) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (2) the stockholders approve that per-employee limitation; (3) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (4) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. Aether intends and expects the option grants to be exempt from section 162(m) as performance-based.

     This is a summary of the general principles of current Federal income tax law that apply to the purchase of shares under the amended plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his or her own tax advisors concerning the tax consequences of purchasing shares under the Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

RECOMMENDATION

     The Board of Directors recommends a vote "FOR" approval of the amendment to the 1999 Equity Incentive Plan.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 11, 2001, as to:

     - each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock;

     - each of our directors, our chief executive officer and the four other most highly paid executive officers; and

     - all our directors and executive officers as a group.

     For the purposes of calculating percentage ownership as of May 11, 2001, 40,561,969 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options exercisable on or before July 11, 2001, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117.

                                                  BENEFICIAL OWNERSHIP
                                                        OF SHARES
                                                 -----------------------
               NAME AND ADDRESS                   NUMBER         PERCENT
               ----------------                  ---------       -------
DIRECTORS AND EXECUTIVE OFFICERS:
David S. Oros(1)...............................  4,139,257        10.0%
George M. Davis(2).............................     53,000           *
Dale R. Shelton(3).............................     46,500           *
David C. Reymann(4)............................     31,250           *
Brian W. Keane(5)..............................     28,334           *
Frank A. Bonsal, Jr.(6)........................     74,818           *
  1119 St. Paul Street
  Baltimore, MD 21202
J. Carter Beese(7).............................     50,814           *
Rahul C. Prakash(8)............................      2,000           *
  c/o Telcom Venture, L.L.C.
  211 N. Union St., Suite 300
  Alexandria, VA 22314
Dr. Rajendra Singh(9)..........................  3,678,848         9.1%
  c/o Telcom Ventures, L.L.C.
  211 N. Union St., Suite 300
  Alexandria, VA 22314
George P. Stamas(10)...........................     12,550           *
  c/o Deutsche Banc Alex. Brown
  One South Street
  Baltimore, MD 21202
Devin N. Wenig(11).............................      6,300           *
  c/o Reuters America, Inc.
  1700 Broadway, 2nd Floor
  New York, NY 10019
Thomas E. Wheeler(12)..........................     46,250           *
All directors and officers as a group
  (16 persons)(13).............................  8,213,778        19.7%

                                                  BENEFICIAL OWNERSHIP
                                                        OF SHARES
                                                 -----------------------
               NAME AND ADDRESS                   NUMBER         PERCENT
               ----------------                  ---------       -------
5% STOCKHOLDERS:
NexGen Technologies, L.L.C. ...................  3,326,757         8.2%
Reuters MarketClip Holdings Sarl(14)...........  2,828,055         7.0%
  c/o Reuters America, Inc.
  1700 Broad, 2nd Floor
  New York, NY 10019
Telcom-ATI Investors, L.L.C. ..................  3,678,848         9.1%
  211 N. Union St., Suite 300
  Alexandria, VA 22314
Janus Capital Corporation(15)..................  2,779,409         6.9%
  100 Fillmore Street
  Denver, CO 80206
FMR Corporation(15)............................  4,195,258        10.3%
  82 Devonshire Street
  Boston, MA 02109

---------------
  *  Less than 1%.

 (1) Includes 3,326,757 shares of common stock owned by NexGen Technologies, L.L.C. over which Mr. Oros exercises voting and investment control by virtue of his position as managing member of NexGen. Also includes warrants to purchase 812,500 shares of common stock.

 (2) Includes exercisable warrants to purchase 53,000 shares of common stock.

 (3) Includes exercisable options to purchase 16,500 shares of common stock and warrants to purchase 30,000 shares of common stock.

 (4) Includes exercisable options to purchase 25,834 shares of common stock and warrants to purchase 5,416 shares of common stock.

 (5) Includes exercisable options to purchase 28,334 shares of common stock.

 (6) Includes exercisable options to purchase 45,800 shares of common stock.

 (7) Excludes approximately 100,188 shares of common stock in which Mr. Beese has an indirect interest as a result of his non-voting limited liability company membership interest in Telcom-ATI. The amount includes exercisable options to purchase 10,300 shares of common stock.

 (8) Mr. Prakash, the president of Telcom-ATI, (which is controlled by Telcom Ventures, LLC), disclaims beneficial ownership of the 3,678,848 shares of common stock owned by Telcom-ATI, including shares in which he has an indirect interest as a result of his option to acquire a non-voting limited liability company membership interest in Telcom-ATI. The amount shown includes exercisable options to acquire 2,000 shares of common stock.

 (9) Includes 3,678,848 shares of common stock owned by Telcom-ATI and entities it controls, over which Dr. Singh exercises voting and investment control by virtue of his position as chairman and chief executive officer of Telcom-ATI.

(10) Includes exercisable options to purchase 12,550 shares of common stock. The amount shown excludes approximately 15,018 shares in which Mr. Stamas has an indirect interest as a result of his nonvoting limited liability company membership interest in Telcom-ATI Investors. Mr. Stamas also disclaims beneficial ownership of the 1,945,442 shares beneficially owned by Pyramid Ventures, Inc., an affiliate of Deutsche Banc AG.

(11) Includes exercisable options to purchase 6,300 shares of common stock.

(12) Includes exercisable options to purchase 41,525 shares of common stock. Also includes 5,000 shares owned by the Carol and Tom Wheeler Foundation of which Mr. Wheeler is the trustee.

(13) Includes options and warrants to purchase 1,168,741 shares of common stock.

(14) Reuters MarketClip Holdings Sarl is an indirect wholly-owned subsidiary of Reuters Group PLC.

(15) Based solely on reports filed by these person with the Securities and Exchange Commission as of May 11, 2001.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information relating to the Company's executive officers and directors as of May 11, 2001.

                NAME                   AGE                      POSITION
                ----                   ---                      --------
David S. Oros........................  41    Chairman of the Board and Chief Executive
                                             Officer
George M. Davis......................  45    President and Vice Chairman
David C. Reymann.....................  42    Chief Financial Officer
Dale R. Shelton......................  39    Chief Technology Officer
Brian W. Keane.......................  42    Executive Vice President, Corporate Development
Michael S. Mancuso...................  55    Executive Vice President, Vertical Markets
                                             Business Segment
Thomas A. Lupica.....................  44    Senior Vice President, Wireless Solutions
Larry M. Roshfeld....................  42    Senior Vice President, Software Products
                                             Business Segment
J. Carter Beese, Jr.(1)(2)...........  44    Director
Frank A. Bonsal, Jr.(2)..............  64    Director
Rahul C. Prakash(1)..................  39    Director
Dr. Rajendra Singh...................  44    Director
George P. Stamas.....................  50    Director
Devin N. Wenig.......................  34    Director
Thomas E. Wheeler(1).................  55    Director

---------------
(1) Member of the compensation committee.

(2) Member of the audit committee.

     David S. Oros founded Aether in 1996, and currently serves as our chairman and chief executive officer. Prior to the closing of our acquisition of Riverbed Technologies, he also served as president from Aether's inception. Mr. Oros also serves on the board of directors of OmniSky. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric ("Westinghouse"). Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.

     George M. Davis is our president and vice chairman. He previously served as our chief operating officer and president of our enterprise solutions and services group. He joined us in September 1996, as vice president, business development, to lead initiatives required to launch, maintain and develop business opportunities for our services. From September 1994 until September 1996, Mr. Davis was director of enterprise management systems at Northrop Grumman Corp. ("Northrop"). Prior to that time, Mr. Davis spent more than 14 years at Westinghouse where he managed advanced military electronic development and production projects. He received a B.S. in business and economics from Bethany College.

     David C. Reymann has served as our chief financial officer since joining us in June 1998. Mr. Reymann is also responsible for our treasury management services, investor relations and human resources. Before joining us, Mr. Reymann was director of finance and accounting for The Sweetheart Cup Company from June 1996 until May 1998, where he managed the financial analysis department and the accounting operations for 11 North American manufacturing plants. Prior to that, Mr. Reymann spent 12 years with Procter & Gamble, serving in several key finance, accounting and operations positions. Prior to that, Mr. Reymann spent five years at Ernst & Young, where he most recently specialized in emerging growth companies. Mr. Reymann received a B.S. in accounting from the University of Baltimore, and is a certified public accountant.

     Dale R. Shelton has served as our chief technology officer since February 2000. From June 1996 to February 2000, he served as our senior vice president, engineering, during which time he directed the development of Aether Instant Messaging ("AIM")(TM) and our wireless data services. From January 1994 until June 1996, Mr. Shelton served as the systems development leader for flash-flood prediction systems at the National Weather Service. From June 1992 until January 1994, Mr. Shelton was principal engineer for ARINC, Inc., where he led the development of aviation tracking and maintenance systems. He received a B.S. in computer science from the University of Maryland.

     Brian W. Keane has served as executive vice president, corporate development since November 2000. Mr. Keane was senior vice president, business affairs since joining us in August 1999. Mr. Keane is responsible for mergers and acquisitions, strategic investments, joint ventures and new strategic business initiatives. From February 1998 until August 1999, Mr. Keane was chief financial officer for Management Information Consulting, Inc., a technology consulting company. Prior to that, Mr. Keane spent ten years as an investment banker with Smith Barney Inc. Mr. Keane received a B.A. in history and mathematics from Cornell University and an M.B.A. from Harvard Business School.

     Michael S. Mancuso has served as our executive vice-president, vertical business unit operations, engineering services group and sales organization since the closing of our Cerulean Technology Inc. ("Cerulean") acquisition. From December 1999 to September 2000, Mr. Mancuso was the president and chief operating officer (COO) at Cerulean. Mr. Mancuso served as vice president of U.S. sales and services at the Data General division of EMC Corporation and as vice president of Data General's original equipment manufacturers (OEM) division from June 1997 to December 1999. He also served as general manager within Hewlett-Packard Company's Healthcare Information Systems Division from February 1995 to June 1997. Previously, Mr. Mancuso was at Digital Equipment Corporation/Compaq where he held leadership positions in sales and marketing. Mr. Mancuso holds an M.B.A. from Babson College and B.S. in Finance/Accounting from the University of Massachusetts.

     Larry M. Roshfeld has served as our senior vice president, software products, since July 2000. Mr. Roshfeld is responsible for product strategy, development, marketing and professional services for Aether's comprehensive software product line. Previously, Mr. Roshfeld was senior vice president, products, for Riverbed prior to the closing of our Riverbed acquisition. During 1999, Mr. Roshfeld was vice president, product marketing for E-Certify. From 1997 to 1998, Mr. Roshfeld was vice president of product development at Manugistics Group. In addition, from 1984 to 1997, he served in a number of key roles at Lotus Development Corporation and IBM, including Director of Lotus 1-2-3, General Manager of SmartSuite and General Manager of Internet Applications. Mr. Roshfeld holds a B.A. degree in chemistry from Clark University and a Master's degree in consulting psychology from Harvard University.

     Thomas A. Lupica has served as our senior vice president of wireless services since November 2000. From September 1999 until November 2000, Mr. Lupica was our vice president of systems development. Prior to that, Mr. Lupica spent 19 years at Westinghouse/Northrop Grumman, where his responsibilities included domestic and international marketing, sales, manufacturing, engineering development, production and logistics support. Mr. Lupica holds a B.S. in math and physics from Hobart College, where he graduated magna cum laude, and an M.S.E. from the University of Virginia.

     J. Carter Beese, Jr. was elected a director of Aether on October 20, 1999. Since July 1998, Mr. Beese has served as president of Riggs Capital Partners, a division of Riggs National Corp., where he oversees a $100 million venture capital fund. From September 1997 until July 1998, he served as vice chairman of the Global Banking Group of BT Alex. Brown. Prior to the merger of Bankers Trust and Alex. Brown, Mr. Beese was chairman of Alex. Brown International from November 1994 until September 1997. From February 1992 until November 1994, Mr. Beese served as a commissioner of the SEC. Mr. Beese serves as a senior advisor to the Center for Strategic and International Studies, a non-partisan public policy think tank and is involved in the World Economic Forum. He serves as a director on the boards of China.com; Internet Securities, Inc., a company majority owned by Euromoney Institutional Investor, Inc.; and Natural Solutions, Inc. Mr. Beese received a B.S. in economics and political science from Rollins College.

     Frank A. Bonsal, Jr. was elected a director of Aether on October 20, 1999. Since 1978, Mr. Bonsal has been a founding partner of New Enterprise Associates, one of the largest venture capital firms in the United States. Mr. Bonsal focuses on the development of early stage companies. He currently serves as a director on the boards of Codeon Corp., Viewgate Networks, Versient Corp., and Brown Investment Advisors Trust Co. In addition, he is a special limited partner of Amadeus Capital Partners, Boulder Venture, Novak Biddle, Trellis Ventures and Windward Ventures. Mr. Bonsal received a B.A. in economics from Princeton University.

     Rahul C. Prakash was elected a director of Aether on October 20, 1999. Since January 1997, Mr. Prakash has served as president of Telcom Ventures, L.L.C., a wireless communications investment company. From January 1994 until December 1996, Mr. Prakash served as vice president, business development of Telcom Ventures. Prior to that time, he served as a director of business development at LCC International, Inc., a worldwide provider of wireless engineering and design services. From 1993 until 1994, Mr. Prakash was the director of business development for Telemate, a joint venture he helped establish between LCC and France Telecom. Mr. Prakash is also a director of several private telecommunications companies controlled by Telcom Ventures. He received an M.B.A. in international finance from American University and an M.B.A. from the University of New Delhi, Faculty of Management Studies.

     Dr. Rajendra Singh was elected a director of Aether on October 20, 1999. Since December 1993, Dr. Singh has served as chairman of the board of directors and chief executive officer of Telcom Ventures, L.L.C. From 1983 until June 1996, Dr. Singh served as chairman of the board of directors of LCC International, Inc., which he co-founded with his wife in 1983. Dr. Singh has played an instrumental role in the cellular industry by developing key standards used today in wireless system design and methodology. Dr. Singh is a member of the board of directors of Teligent, Inc., XM Satellite Radio Holdings, Inc. and LCC International, Inc. He received a Ph.D. in electrical engineering from Southern Methodist University.

     George P. Stamas was elected a director of Aether on October 20, 1999. Since January 2000, Mr. Stamas has served as the vice chairman of the board and managing director of Deutsche Banc Alex. Brown. From April 1996 until December 1999, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering. From 1983 until April 1996, Mr. Stamas was a partner at Piper & Marbury L.L.P. Mr. Stamas is counsel to, and a limited partner of, the Baltimore Orioles baseball team. Mr. Stamas also serves on the board of directors of FTI Consulting, Inc., a provider of litigation support services, Luminant Worldwide Corporation, a provider of Internet consulting services and Metrocall, a paging company. He received a B.S. in economics from the Wharton School of the University of Pennsylvania and a J.D. from University of Maryland Law School.

     Devin N. Wenig was elected a director of Aether on October 20, 1999. In April 1994, Mr. Wenig joined Reuters America, Inc. and was promoted to managing director, marketing, of Reuters Information in February 2000, and was appointed President, Reuters Information in January 2001. Mr. Wenig serves as a director on the boards of Loan Pricing Corp., Intralinks, Inc., Sila Communications and Multex.com. He received a B.S. from Union College and a J.D. from Columbia University.

     Thomas E. Wheeler was elected a director of Aether on October 20, 1999. Since 1992, Mr. Wheeler has served as president and chief executive officer of the Cellular Telecommunications Industry

Association. In 1994 and 2000, Mr. Wheeler was appointed by President Clinton to a six-year term as a member of the board of trustees of the John F. Kennedy Center for the Performing Arts. Mr. Wheeler is a director on the boards of the Public Broadcasting System and OmniSky Corporation. He is the author of "Take Command! Leadership Lessons from the Civil War." He received a B.S. in business administration from Ohio State University.

     Directors serve for a one year term.

     Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. We expect that each of our officers will devote substantially full time to our affairs. We expect that our non-employee directors will devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our executive officers, directors or key employees.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors currently consists of eleven members. The Board of Directors held a total of 15 meetings during 2000, and executed one unanimous consents in lieu of a meeting. Each of the directors attended at least 75% of the meetings of the Board except for Messrs. Bonsal, Prakash, Singh, Vasan and Wenig.

     The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee. The Compensation Committee consists of Messrs. Beese, Prakash and Wheeler, with Mr. Beese as its chairman. The Compensation Committee determines the compensation of senior executive officers (such as the chief executive officer and chief financial officer), subject, if the Board so directs, to the Board's further ratification of the compensation; determines the compensation for other officers or delegates such determinations to the chief executive officer; grants options, stock or other equity interests under our stock option or other equity- based incentive plans; and administers those plans and, where such plans specify, our other employee benefit plans. The Compensation Committee held a total of 3 meetings, which were attended by all Compensation Committee members, except that Mr. Wheeler missed one meeting.

     The Audit Committee consists of Messrs. Beese and Bonsal, with Mr. Beese as its chairman. The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors, which is attached as Appendix B to this proxy statement. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews annual CPA audit and recommendations of internal controls and related management response; reviews the audit reports with management and the auditor; oversees the internal audit function; and monitors management's efforts to correct deficiencies described in any audit examination. A report of the Audit Committee can be found on page 23 of this proxy statement.

     The Audit Committee held a total of 3 meetings during 2000, which were attended by both Audit Committee members.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation. The following table sets forth compensation for 1998, 1999 and 2000 awarded to, earned by or paid to our chief executive officer and the five other most highly paid executive officers. We refer to these six officers as the "named executive officers."

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                                      -------------------------
                                                                                       SHARES
                                           ANNUAL COMPENSATION        OTHER ANNUAL   UNDERLYING    ALL OTHER
                                      -----------------------------   COMPENSATION    OPTIONS     COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)       ($)           (#)           ($)
    ---------------------------       ----   ----------   ---------   ------------   ----------   ------------
David S. Oros.......................  2000    $200,000          --           --       350,000
  Chairman and Chief Executive        1999    $200,000    $250,000           --       945,100            --
  Officer                             1998    $200,000    $150,000           --            --            --
George M. Davis.....................  2000    $200,000    $ 40,000           --       145,000        $6,096
  President and Vice Chair            1999    $157,292    $ 24,504           --        55,000        $7,750(1)
                                      1998    $133,333    $ 52,895       $2,420        75,000            --
David C. Reymann....................  2000    $150,000    $ 30,000           --        80,000
  Chief Financial Officer             1999    $126,042          --           --        51,250            --
                                      1998    $ 56,200          --           --        37,500            --
Dale R. Shelton.....................  2000    $150,000    $ 30,000           --       100,000
  Chief Technology Officer            1999    $129,167    $ 20,000           --        42,500            --
                                      1998    $109,200    $  4,000           --        50,000            --
Brian W. Keane......................  2000    $150,000    $ 30,000           --        50,000            --
  Executive Vice President            1999    $ 56,817    $ 50,000           --       125,000            --
                                      1998          --          --           --            --            --
E. Wayne Jackson III................  2000    $160,423    $ 29,100           --            --            --
  President, Software
  Products Group (2)

---------------
(1) Allowance for automobile.

(2) Mr. Jackson became Chief Strategist, Software Products Group in November 2000 and was not an executive officer as of December 31, 2000.

     Option Grants. The following table shows information regarding stock options granted to the named executive officers during the year ended December 31, 2000. No stock appreciation rights were granted to these individuals during the year. All options were granted under the Company's 1999 Equity Incentive Plan.

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL
                                 NUMBER OF                                                   RATES OF STOCK PRICE
                                   SHARES        PERCENTAGE OF   EXERCISE                      APPRECIATION FOR
                                 UNDERLYING      TOTAL OPTIONS   PRICE PER                      OPTION TERM ($)
                              OPTIONS GRANTED     GRANTED TO       SHARE     EXPIRATION   ---------------------------
            NAME                   (#)(*)          EMPLOYEES        ($)       DATE (1)       5% (2)        10% (2)
            ----              ----------------   -------------   ---------   ----------   ------------   ------------
David S. Oros...............      350,000             6.6%        $ 90.00    10/05/2010   $19,810,181    $50,202,887
George M. Davis.............       80,000             2.7%        $152.06     7/28/2010   $ 7,650,377    $19,387,558
                                   65,000                         $ 90.00    10/05/2010   $ 3,679,034    $ 9,323,393
David C. Reymann............       50,000             1.5%        $152.06     7/28/2010   $ 4,781,486    $12,117,224
                                   30,000                         $ 90.00    10/05/2010   $ 1,698,015    $ 4,303,105
Dale R. Shelton.............       40,000             1.9%        $152.06     7/28/2010   $ 3,825,189    $ 9,693,779
                                   60,000                         $ 91.25    11/02/2010   $ 3,443,198    $ 8,725,740

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL
                                 NUMBER OF                                                   RATES OF STOCK PRICE
                                   SHARES        PERCENTAGE OF   EXERCISE                      APPRECIATION FOR
                                 UNDERLYING      TOTAL OPTIONS   PRICE PER                      OPTION TERM ($)
                              OPTIONS GRANTED     GRANTED TO       SHARE     EXPIRATION   ---------------------------
            NAME                   (#)(*)          EMPLOYEES        ($)       DATE (1)       5% (2)        10% (2)
            ----              ----------------   -------------   ---------   ----------   ------------   ------------
Brian W. Keane..............       20,000             0.9%        $152.06     7/28/2010   $ 1,912,594    $ 4,846,890
                                   30,000                         $ 91.25    11/02/2010   $ 1,721,599    $ 4,362,870
E. Wayne Jackson............           (3)             (3)             (3)           (3)           (3)            (3)

---------------
(1) Options expire 90 days after the termination of employment of the option holder.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC and are based on the assumption that the exercise price was the fair market value of the shares on the date of grant. There is no assurance provided to any executive officer or any other holder of our securities that the actual price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3) Mr. Jackson received options to acquire 92,862 shares at an exercise price of $2.014 in connection with Aether's acquisition of Riverbed Technologies. The options were issued to Mr. Jackson in exchange for options in Riverbed Technologies awarded to Mr. Jackson in 1999. The options expire October 7, 2009 and the potential realizable value is $117,618 at a 5% appreciation rate and $298,068 at a 10% appreciation rate.

     Aggregate Option Exercises and Holdings. The following table provides information concerning option exercises during the year ended December 31, 2000, and the shares represented by outstanding options held by each of the named executive officers as of December 31, 2000.

                                                                   NUMBER OF SHARES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT DEC. 31, 2000       IN-THE-MONEY OPTIONS AT
                         SHARES ACQUIRED                                (#) (1)                DEC. 31, 2000 ($) (2)
                           ON EXERCISE       VALUE REALIZED   ---------------------------   ---------------------------
         NAME           (NUMBER OF SHARES)     (DOLLARS)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           ------------------   --------------   -----------   -------------   -----------   -------------
David S. Oros.........        60,000          $ 5,936,250       812,500        362,600      $30,115,125    $  291,438
                              60,000          $11,650,800
George M. Davis.......        22,500          $ 2,253,094        45,000        225,000      $ 1,688,850    $2,978,650
                              65,000          $12,699,700
                              37,500          $ 3,755,156
                               5,000          $   494,688
David C. Reymann......        20,833          $ 2,063,457         5,416        133,334      $   203,262    $1,795,916
                              20,833          $ 4,047,643
                               9,167          $   906,960
                               4,167          $   809,148
Dale R. Shelton.......         2,500          $   250,344        42,500        155,000      $ 1,610,025    $1,992,150
                              60,000          $11,722,800
                              10,000          $ 1,001,375
                              27,500          $ 2,753,781
                              12,500          $ 1,251,719
                               7,500          $   742,031
Brian W. Keane........        30,000          $ 2,872,125        28,334         91,666      $   972,706    $1,430,393
                              25,000          $ 4,774,500
E. Wayne Jackson......        32,888          $ 6,410,858        11,548         20,982      $   428,616    $  778,768
                              27,444          $ 2,730,879

---------------
(1) On December 31, 2000, each of the eligible named executive officers elected to exchange options they held for restricted shares of Aether common stock, with the exchange to be effective upon shareholder approval of amendments to the 1999 Equity Incentive Plan. The number and exercise prices of options each of the eligible named executive officers elected to exchange and the number of restricted shares of Aether common stock that the officer will receive when the exchange is completed are set forth below.

                                  NUMBER OF OPTIONS   EXERCISE PRICES   NUMBER OF SHARES
                                  -----------------   ---------------   ----------------
David Oros......................       350,000            $ 90.00           105,000
George Davis....................        80,000            $152.06            24,000
                                        65,000            $ 90.00            19,500
Brian Keane.....................        20,000            $152.06             6,000
                                        30,000            $ 91.25             9,000
David Reymann...................        50,000            $152.06            15,000
                                        30,000            $ 90.00             9,000
Dale Shelton....................        40,000            $152.06            12,000
                                        60,000            $ 91.25            18,000

(2) Options were "in the money" to the extent the closing price of Aether's common stock on December 31, 2000 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $39.125, which was the last reported sale price of Aether common stock on December 29, 2000.

DIRECTOR COMPENSATION

     Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings and discretionary grants of stock options, directors are not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. In 1999, we granted options to purchase 12,600 shares to each director and options to purchase 4,000 shares to each member of the Audit and Compensation Committees. The exercise price of these options is $16.00 per share. Mr. Wenig holds his options in trust for the benefit of Reuters; he currently has no beneficial interest in the options.

     The following table identifies options that we have granted to our current non-employee directors since January 1, 1997.

                                          NUMBER OF
                                      SHARES UNDERLYING   EXERCISE
       NON-EMPLOYEE DIRECTOR             OPTIONS(#)       PRICE($)
       ---------------------          -----------------   --------
J. Carter Beese, Jr.................        75,000         $ 0.40
                                            20,600         $16.00
Frank A. Bonsal, Jr.................        37,500         $ 1.77
                                            16,600         $16.00
Rahul C. Prakash....................        16,600         $16.00
Dr. Rajendra Singh..................        12,600         $16.00
George P. Stamas....................         6,250         $ 0.40
                                             5,000         $ 2.40
                                            12,600         $16.00
Devin N. Wenig......................        12,600         $16.00
Thomas E. Wheeler...................        37,500         $ 1.77
                                            16,600         $16.00

EMPLOYMENT AGREEMENT

     We have entered into an employment contract with Mr. Oros, which became effective June 22, 1999, and provides for a salary of $200,000 per year, a performance bonus of up to $100,000 per year, and additional bonuses based on annual revenue targets and proceeds raised from private placements of our equity securities in 1999. The contract has an initial term expiring in June 2002, and automatically extends for additional one month increments until terminated by Aether or Mr. Oros on 15 days notice. Pursuant to the contract, we granted Mr. Oros a warrant to acquire 875,000 shares of our common stock. The warrant currently has an exercise price of $1.60 per share of common stock. We also gave Mr. Oros the right to allocate to key employees of his choosing warrants to acquire 125,000 shares of common stock having the same terms and conditions. Mr. Oros has awarded warrants for 50,000 shares of our common stock to Mr. Davis, 37,500 shares of our common stock to Mr. Shelton, and 18,750 shares of our common stock to Mr. Reymann. Mr. Oros subsequently received our permission to assign part of his warrant, leaving him with a warrant to acquire 775,000 shares. In September 1999, Mr. Oros received a warrant to acquire 175,000 shares of our common stock at an exercise price of $4 per share. From this grant, Mr. Oros subsequently assigned a warrant exercisable for 17,500 shares of our common stock. Each of these warrants became exercisable upon completion of our initial public offering. If we terminate Mr. Oros without cause, he is entitled to receive from us an amount equal to the salary he would have received during the balance of the term of the employment contract. Under the contract, "cause" means committing an act of gross negligence or other willful act that materially adversely affects Aether, refusing to comply in any respect with specific directions of our Board of Directors, or being convicted or pleading no contest to any felony or any misdemeanor involving fraud, breach of trust or misappropriation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of Aether's Board of Directors consists solely of three non-employee directors. The Compensation Committee determines all compensation paid or awarded to Aether's key executive officers, except that Aether's Board has delegated to Mr. Oros, as a Board Committee of one, the ability to grant options to new hires for up to 40,000 shares, subject to his duty to report periodically to the Compensation Committee.

     PHILOSOPHY. The Compensation Committee's goal is to recruit and retain an executive team of superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for Aether's performance. Particular objective factors that the Committee believes are important in assessing performance include growth in the number of subscribers to Aether's systems, the development of new products and products for new industries, an increase in Aether's customer base in the financial services field and in new fields, and growth in revenue, earnings before interest expense, taxes, depreciation, and amortization, and earnings per share. More subjective factors the Committee believes are important in evaluating performance include success in undertaking joint ventures and acquisitions and integrating newly acquired companies and hiring and retention of key employees.

     In establishing appropriate levels for base salary, the Compensation Committee considers the market for senior executives of public companies in businesses comparable to Aether's, based on their own business experience. The Committee also considers the particular officer's overall contributions to Aether over the past year and previously. Annual performance bonuses are based on the Compensation Committee's evaluation of the executive's performance in achieving several specified annual goals. Option grants are designed to reward an executive officer for his overall contribution to Aether and to serve as an incentive to achieve Aether's goal of increasing shareholder value.

     Executive officers' compensation consists primarily of three components:
(i) base salary, (ii) cash bonus, and (iii) stock options.

     BASE SALARY. The Committee establishes base salaries after considering a variety of factors that determine an executive's value to Aether, including the individual's knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also sets base salaries at levels it considers necessary to retain key employees. Senior executives at Aether were granted base salary increases for 2001 averaging 7 percent, based on performance and current market conditions.

     CASH BONUS. The Committee determined each individual's cash bonus for the fiscal year ended December 31, 2000. Cash bonuses are based on the Committee's overall evaluation of the performance and accomplishments of each executive officer in achieving various specified goals for the year. Senior executives of Aether, exclusive of the CEO, were generally granted cash bonuses of twenty percent of their year 2000 salaries, based on performance and current market conditions.

     STOCK OPTIONS. The Committee believes achievement of Aether's goals may be fostered by a stock option program that is tailored to employees who significantly enhance Aether's value. The Compensation Committee determined each individual's grant of stock options. Stock option grants are based on the Committee's overall evaluation of the performance and accomplishments of each executive officer in achieving various specified goals for the year. In addition, the Compensation Committee determined to offer all employees, including executive officers, the opportunity to exchange options for restricted shares of Aether common stock. Information regarding options exchanged by executive officers is set forth on page 6 of this proxy statement. The Compensation Committee offered employees this opportunity because it determined that many of the stock options issued to employees no longer acted as a meaningful incentive in light of the significant change in general stock market conditions in the technology sector which resulted in a decline in the market price of Aether's common stock.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION. David S. Oros is one of Aether's largest stockholders. His financial well-being is therefore directly tied to Aether's performance as reflected in the price per share of common stock. For his services as Aether's chairman of the Board of Directors and chief executive officer, Mr. Oros received an amount of compensation for 2000 determined in accordance with the employment contract entered into in 1999, and did not receive an increase for 2001. In determining whether to award Mr. Oros a bonus for 2000, the Compensation Committee reviewed Mr. Oros' employment agreement from before the public offering, considered the successful follow-on offering in March 2000, considered the successful integration of Aether's acquisitions during 2000, and the continuing progress in developing new opportunities for Aether and in recruiting and market development. However, based on current market conditions and the current value of Aether stock, Mr. Oros proposed, and the Compensation Committee agreed, to defer the decision on whether to grant Mr. Oros a cash bonus until later in the year 2001.

     COMPENSATION DEDUCTION LIMIT. The SEC requires that this report comment on Aether's policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee's policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance Aether's value. The Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive's value to Aether and its shareholders. The Committee believes that no executive compensation expenses paid in 2000 will be non-deductible under section 162(m).

     This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                          J. Carter Beese (Chairman)
                                          Rahul C. Prakash
                                          Thomas E. Wheeler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee is an officer or employee of Aether. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee, except that Messrs. Beese, Oros and Keane serve on the board of directors of Sila Communications, Limited, of which Mr. Oros is an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires our officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Aether's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe that during the past fiscal year all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except as follows: a Form 4 for NexGen Technologies due October 10, 2000 relating to one transaction was filed on October 19, 2000; a Form 4 for Thomas Wheeler due October 10, 2000 relating to two transactions was filed April 9, 2001; Messrs. Mancuso, Lupica and Roshfeld each failed to file a Form 3 due in November 2000 and Mr. Lupica failed to file a Form 4 relating to one transaction due in December 2000.

STOCK PERFORMANCE CHART

     As part of proxy statement disclosure requirements mandated by the SEC, we are required to provide a comparison of the cumulative total shareholder return on our common stock with that of a broad equity market index and either a published industry index or a peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the corporation under the Securities Act of 1933 or the 1934 Act.

     The following chart compares the yearly percentage change in the cumulative total shareholder return in Aether's common stock since our initial public offering on October 26, 1999 with the cumulative total return on the S&P 500 Index (the equity index) and the Business Software Services Index prepared by Media General Financial Services (the peer index). The comparison assumes $100 was invested on October 21, 1999 in Aether's Common Stock and in each of the above indices with reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                              AMONG AETHER SYSTEMS
                  S&P 500 INDEX AND BUSINESS SOFTWARE SERVICES
[PERFORMANCE CHART]

                                                    AETHER SYSTEMS         BUSINESS SOFTWARE SERVICES         S&P 500 INDEX
                                                    --------------         --------------------------         -------------
10/26/99                                                100.00                       100.00                      100.00
12/31/99                                                147.87                       149.35                      108.04
12/31/00                                                 80.77                       105.93                       98.21

---------------
Assumes $100 invested on Oct. 21, 1999. Assumes dividend reinvested fiscal year ending Dec. 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2000, we have engaged in the following transactions with the following persons:

     - directors, nominees for election as directors, or executive officers;

     - beneficial owners of 5% or more of the Company's common stock;

     - immediate family members of the above, and

     - entities in which the above persons have substantial interests.

OMNISKY

     In 1999, we acquired shares of preferred stock of OmniSky Corporation. In January 2000, we exercised a right of first refusal to maintain our percentage interest in OmniSky by acquiring 1,439,809 shares of Series B Preferred Stock for $6.7 million, including cancellation of approximately $613,000 of indebtedness owed by OmniSky to us. In connection with OmniSky's initial public offering in September 2000, all of our preferred stock was converted into common stock and our interest decreased to approximately 25.7%. OmniSky's board of directors currently includes: David S. Oros, our Chairman and Chief Executive Officer, and Janice M. Roberts and Thomas E. Wheeler, who were at the time directors of Aether. We had also entered into a voting agreement with 3Com and OmniSky's management in which each of the parties agreed to vote in favor of each of the directors named by Aether, 3Com and OmniSky's management. This voting agreement recently expired upon completion of OmniSky's initial public offering. As part of our investment with 3Com in OmniSky, we each received registration rights, including two demand registration rights that we can use beginning on the first anniversary of the completion of OmniSky's initial public offering.

RIVERBED TECHNOLOGIES, INC.

     On March 6, 2000, we acquired Riverbed for an aggregate of 5.4 million shares of our common stock. We issued 4,537,281 shares in exchange for the outstanding shares of Riverbed capital stock, and reserved an additional 862,480 shares of our common stock for issuance upon exercise of options issued to Riverbed employees. At the closing, E. Wayne Jackson, the chairman and chief executive officer of Riverbed, became the president of our software products group and (until his resignation as a director in November 2000) a director of Aether and Robin T. Vasan, a director of Riverbed, became (until his resignation in April 2001) a director of Aether. In addition, Mr. Jackson entered into an employment agreement, which includes a provision restricting him from competing with us or Riverbed, for one year following the termination of his employment with us. As part of the closing, licensing fees for our AIM software platform that had been incurred by Riverbed are no longer payable.

     As a result of our acquisition of Riverbed, the shareholders of Riverbed became parties to the registration rights agreement we entered into at the time of our initial public offering with several of our shareholders, and the shareholders of Riverbed are deemed to have equivalent rights to the original holders and their assignees. In addition, the shareholders of Riverbed, in the aggregate, have the right to one additional shelf registration after October 20, 2000, or sooner if any of the original holders sell shares sooner pursuant to Rule 144. The additional shelf registration is limited to the number of shares a holder could sell under Rule 144.

REUTERS

     On May 6, 2000, Aether and Reuters formed Sila. Reuters was one of our original investors and continues to hold approximately 7.5% of our common stock. In addition, under the terms of a voting agreement among some of our stockholders Reuters has the right to appoint one director, who is currently Devin Wenig. We own 60.0% of Sila, and Reuters owns the remaining 40.0%. David
S. Oros, our Chairman and Chief Executive Officer, serves as chairman of Sila, and one of our directors, J. Carter Beese, Jr., and one of our executive officers, Brian Keane, also serve on the board of Sila. Our investment in Sila was funded with $13.5 million in cash and our contribution of IFX, a company which we purchased in April 2000 for $85 million. Reuters contributed $22 million in cash and its wireless applications business, Futures Pager.

     Reuters also provided financial data services to Aether during 2000 and received $250,373 in payment for these services. Aether provided Reuters' employees MarketClip services during 2000 and Aether received compensation of $22,106 for these services.

                         REPORT OF THE AUDIT COMMITTEE

     In accordance with its charter, a copy of which is attached to this proxy statement as Appendix B, the Audit Committee has reviewed and discussed with Aether's management and KPMG, Aether's independent auditors, the consolidated financial statements of Aether and its subsidiaries set forth in Aether's 2000 Annual Report to Stockholders and at Item 8 of the Company's Annual Report on Form 10-K for the year-ended December 31, 2000.

     The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of Aether's financial statements.

     The Audit Committee has received the written disclosure and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG their independence from Aether.

     Based on its review and discussions with management of Aether and KPMG, the Audit Committee has recommended to the Board of Directors that Aether include the consolidated financial statements of

Aether and its subsidiaries for the year ended December 31, 2000 in Aether's Annual Report to Stockholders and in Aether's Annual Report on Form 10-K.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management had maintained appropriate accounting and financial reporting principles or appropriate internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

May 25, 2001

                                          J. Carter Beese, Jr. (Chairman)
                                          Frank A. Bonsal, Jr.

                             ADDITIONAL INFORMATION

     COPIES OF AETHER'S THE ANNUAL REPORT ON FORM 10-K, EXCEPT FOR EXHIBITS, ARE AVAILABLE AT NO CHARGE UPON REQUEST. TO OBTAIN COPIES OF THE ANNUAL REPORT ON FORM 10-K, PLEASE CONTACT GREGG LAMPF, DIRECTOR, INVESTOR RELATIONS, AT 11460 CRONRIDGE DRIVE, OWINGS MILLS, MARYLAND 21117, OR AT TELEPHONE NUMBER (410) 654-6400.

                             STOCKHOLDER PROPOSALS

     If you intend to propose any matter for action at our 2002 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Aether at 11460 Cronridge Drive, Owings Mills, Maryland 21117, not later than January 25, 2002 at 5:00 p.m. Eastern Standard Time. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act of 1934 as well as the requirements of our certificate of incorporation and bylaws. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2002 Annual Meeting. We will be able to use proxies you give us for the next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before April 10, 2002.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Susan M. Golden
                                          Susan M. Golden
                                          Secretary

Owings Mills, Maryland
May 25, 2001

                                   APPENDIX A

                              AETHER SYSTEMS, INC.
                           1999 EQUITY INCENTIVE PLAN
                                    REVISED

                               DECEMBER 20, 2000

PURPOSE Aether Systems, Inc., a Delaware corporation (the "Company"), wishes to recruit, reward, and retain employees, outside directors, and other service providers. To further these objectives, the Company hereby sets forth the Aether Systems, Inc. 1999 Equity Incentive Plan (the "Plan"), effective as of October 1, 1999 (the "Effective Date") and amended as of December 20, 2000, to provide options ("Options") or direct grants ("Stock Grants" and, together with the Options, "Awards") to employees, outside directors, and other service providers of the Company and its Related Companies with respect to purchase shares of the Company's common stock (the "Common Stock").

PARTICIPANTS            All Employees of the Company and any Eligible Affiliates
                        are eligible for Awards under this Plan. Eligible employees become "optionees" when the Administrator grants them an option under this Plan or "recipients" when they receive a Stock Grant. (Optionees and recipients are together referred to as "participants.")
                        The Administrator may also grant Awards to consultants and certain other service providers. The term participant also includes, where appropriate, a person authorized to exercise or retain an Award in place of the original recipient.

                        Employee means any person employed as a common law employee of the Company or a Related Company.

ADMINISTRATOR           The Administrator will be the Compensation Committee of
                        the Board of Directors, unless the Board either specifies another committee of the Board, or acts under the Plan as though it were the Compensation Committee.

                        The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF AWARDS section) to officers or other employees of the Company.

                        The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

                        The Administrator may also make Stock Grants (with any or no restrictions) as a bonus or other incentive or to grant such stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans or as a replacement for other awards. The shareholders must approve the provisions of the Plan relating to stock grants before the Administrator can make such Awards to director and officers.

GRANTING OF AWARDS      Subject to the terms of the Plan, the Administrator
                        will, in its sole discretion, determine

                          the participants who receive Awards,

                          the terms of such Awards,

                          the schedule for exercisability or nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria),

                          the time and conditions for expiration of the Awards, and

                          the form of payment due upon exercise, if any.

                        The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

                        Options granted to employees may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or the corresponding provision of any subsequently enacted tax statute or nonqualified stock options ("NQSOs"), and the Administrator will specify which form of option it is granting. (If the Administrator fails to specify the form, it will be an ISO.) Any options granted to outside directors must be nonqualified stock options.

                        The Administrator may impose such conditions on or charge such price for the Stock Grants as it considers appropriate.

     Substitutions      The Administrator will grant Options in replacement for
                        any outstanding options with respect to Aether
                        Technologies International, L.L.C. held by persons eligible to receive Options under this Plan. The
                        Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of a Related
                        Company as a result of the Company's or Related
                        Company's acquiring or merging with the individual's employer or acquiring its assets. In addition, the Administrator may provide for the Plan's assumption of awards granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive an Award, including both persons who provided services to any acquired company or business and persons who provided services to the Company or any Related
                        Company. If appropriate to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions (including Exercise Price) that vary from those the Plan otherwise requires.

DATE OF GRANT           The Date of Grant will be the date as of which the
                        Administrator grants an Award to a participant, as specified in the Plan or in the Administrator's minutes or other written evidence of action.

EXERCISE PRICE          The Exercise Price is the value of the consideration
                        that a participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time.
                        The Company may use the consideration it receives from the participant for general corporate purposes.

                        The Exercise Price per share for NQSOs may not be less than 50% of the Fair Market Value of a share on the Date of Grant for grants made after the IPO Effective Date. For ISOs, the Exercise Price per share must be at least 100% of the Fair Market Value (on the Date of Grant) of a share of

                        Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Code Sections 422(b)(6) and 424(d) (as a more-than-10%-stock-owner), the Exercise Price must be at least 110% of the Fair Market Value.

                        The Administrator may satisfy any state law requirements regarding adequate consideration for Restricted Stock Grants by (i) issuing Common Stock held as treasury stock or (ii) charging the recipients at least the par value for the shares covered by the Restricted Stock Grant. The Administrator may designate that a recipient may satisfy (ii) either by direct payments or by the Administrator's withholding from other payments due to the recipient.

     Fair Market Value  Fair Market Value (on the date of Grant) of a share of
                        Common Stock for purposes of the Plan will be determined as follows:

                             if the Common Stock trades on a national securities exchange, the closing sale price on that date;

                             if the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                             if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or

                             if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

                             if the Company has no publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate;

                        For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Administrator can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of changes in exchange or market procedures.

                        The Fair Market Value will be treated as equal to the price established in an IPO for any Options granted as of the IPO if they are granted on or before the date on which the IPO's underwriters price the IPO or granted on the following day before trading opens in the Common Stock.

                        The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants' agreement that the Administrator's determination is conclusive and binding even though others might make a different and also reasonable determination.

EXERCISABILITY          The Administrator will determine the times and
                        conditions for exercise or retention of each Award.

                        Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Award or at which restrictions on Stock Grants lapse. For Stock Grants, "exercise" refers to acceptance of the Award or lapse of restrictions, as appropriate in context.

                        If the Administrator does not specify otherwise, Options will become exercisable and restrictions on Stock Grants will lapse as to 25% per year on each anniversary of the Date of Grant, so long as the participant remains employed or continues his relationship as a service provider, and will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Award Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

                        No portion of an Award that is unexercisable at a participant's termination of employment or service-providing relationship (for any reason) will thereafter become exercisable (and the participant will immediately forfeit any unexercisable portions at his termination of service-providing relationship), unless the Award Agreement provides otherwise, either initially or by amendment.

     Change of Control  Upon a Change of Control (as defined below), all Awards granted before May 22, 2000 will become fully exercisable, unless the participant's Award Agreement provides otherwise. Any Awards granted to a participant in replacement of other awards not under this Plan will not become fully exercisable upon a Change of Control unless the plan under which the Awards were originally granted specifically provided for such acceleration or unless the Administrator provided for such acceleration in replacing the Awards. Awards granted on or after May 22, 2000 will only become fully exercisable upon a Change of Control if the participant's Award Agreement provides for such acceleration. A Change of Control for this purpose means the occurrence of any one or more of the following events after the Company's IPO:

                              (i) sale of all or substantially all of the assets
                                  of the Company to one or more individuals, entities, or groups (other than an "Excluded Owner" as defined below);

                             (ii) complete or substantially complete
                                  dissolution or liquidation of the Company;

                            (iii) a person, entity, or group (other than an
                                  Excluded Owner) acquires or attains ownership of at least 80% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                             (iv) completion of a merger or consolidation of
                                  the Company with or into any other entity
                                  (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation more than 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent

                             (v) the individuals who constitute the Board
                                 immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or

                            (vi) during any two year period, the individuals
                                 who constitute the Board at the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

                          An "Excluded Owner" consists of the Company, any Related Company, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

                          Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing. The Administrator may determine that a particular participant's Awards will not become fully exercisable as a result of what the Administrator, in its sole discretion, determines is the participant's insufficient cooperation with the Company with respect to a Change of Control. In addition, the acceleration will not occur if it would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves.

                          The Administrator may allow conditional exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs. The Administrator may also provide that the accelerations under the Change of Control occur automatically up to six months after the Change of Control.

     Substantial
     Corporate
     Change Upon a Change of Control that is also a Substantial Corporate Change, the Awards will become exercisable only as provided under the Change of Control section and the Plan and any unexercised or unvested Awards will terminate (after the occurrence of one of the alternatives set forth in the next full paragraph) unless either (i) such termination would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves, or (ii) an agreement with a participant provides otherwise, or (iii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or

                             the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

                          If an Option would otherwise terminate under the preceding sentence and the Administrator considers that the Fair Market Value of the Common Stock as a result of the Substantial Corporate Change exceeds or is likely to exceed the Exercise Price, the Administrator will either provide that optionees will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Option, including those portions that the Change of Control will make exercisable, or cause the Company, or agree to allow the successor, to cancel each Option after payment to the optionee of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction minus the Exercise Price for the shares covered by the Option (and, where the Board or the Administrator determines it is appropriate, any required tax withholdings).

                          The Administrator may allow conditional exercises in advance of the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs.

                          The Board or other Administrator may take any actions described in the Substantial Corporate Changes section, without any requirement to seek optionee consent.

                          A Substantial Corporate Change means any of the following events:

                             a sale as described in clause (i) under CHANGE OF CONTROL,

                             a dissolution or liquidation as described in clause
                             (ii),

                             an ownership change as described in clause (iii), but with the percentage ownership increased to 100% merger, consolidation, or reorganization of the Company with or into one or more corporations or other entities in which the Company is not the surviving entity, other than a transaction intended primarily to change the Company's state of incorporation or that satisfies clause (iv) under Change of Control, or any other transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than an Excluded Owner) owning 100% of Company Voting Securities.

LIMITATION ON ISOS      An Option granted to an employee will be an ISO only to
                        the extent that the aggregate Fair Market Value
                        (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section
                        422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

METHOD OF EXERCISE      To exercise any exercisable portion of an Option, the
                        optionee must:

                          Deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                          Pay the full Exercise Price by cash or a cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include loans from the Company or the use of Common Stock); and

                          Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

                        Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes.

                        If the Administrator agrees to allow an optionee to pay through tendering shares of Common Stock to the Company, the individual can only tender stock he has held for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise, or by having a broker tender to the Company cash equal to the exercise price and any withholding taxes.

AWARD EXPIRATION        No one may exercise an Option more than ten years after
                        its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)). A participant will immediately forfeit and can never exercise or retain any portion of an Award that is unexercisable or nonforfeitable at his termination of service-providing relationship (for any reason), unless the Award Agreement provides otherwise, either initially or by amendment. Unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Option after the first to occur of:

    Employment
    Termination         The 90th day after the date of termination of
                        service-providing relationship (other than for death or Disability), where termination of service-providing relationship means the time when the employer-employee or other service-providing relationship between the individual and the Company (and all Related Companies) ends for any reason. The Administrator may provide that Options terminate immediately upon termination of service-providing relationship for "cause" under an employee's employment or consultant's services agreement or under another definition specified in the Award
                        Agreement. Unless the Award Agreement or the
                        Administrator provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment and may decide to suspend the exercise or forfeiture schedule during a leave rather than to terminate the Award. Unless the Award Agreement or the Administrator provides otherwise, terminations of service-providing relationship include situations in which the optionee's employer ceases to be related to the Company closely enough to be a Related Company for new grants.

    Gross Misconduct    For the Company's termination of the participant's
                        service-providing relationship as a result of the participant's Gross Misconduct, the time of such termination. For purposes of this Plan, "Gross
                        Misconduct" means the participant has

                             committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company or a Related Company;

                             committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity or otherwise relating to the Company or any Related Company, or any felony; or

                             committed an act of gross negligence or otherwise acted with willful disregard for the Company's or a Related Company's best interests in a manner that has resulted or is likely to result in material harm to the Company or a Related Company.

                        If the participant has a written employment or other agreement in effect at the time of his termination that specifies "cause" for termination, "Gross Misconduct" for purposes of his termination will refer to "cause" under the employment or other agreement, rather than to the foregoing definition.

     Disability         For disability, the earlier of (i) the first anniversary
                        of the participant's termination of employment for disability and (ii) 60 days after the participant no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

     Death              The date 12 months after the participant's death.

                        If exercise is permitted after termination of service-providing relationship, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company or a Related Company and the former employee or other service provider. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or Eligible Affiliates will only receive ISO treatment to the extent the law permits, and becoming or remaining an employee of another related company (that is not an Eligible Affiliate) or an independent contractor will not prevent loss of ISO status because of the formal termination of employment.

                        Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this AWARD EXPIRATION section make an Option exercisable or Stock Grant nonforfeitable that has not otherwise become exercisable or nonforfeitable, unless the Administrator specifies otherwise.

AWARD AGREEMENT         Award Agreements (which could be certificates) will set
                        forth the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable.
                        To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Award Agreements may contain special rules.

PUT AND CALL RIGHTS     The Administrator may provide in Award Agreements or
                        other agreements that the Company has the right (or obligation) to purchase outstanding Awards, or the shares received from exercising an Option, under certain circumstances, including termination of employment or service-providing relationship for any reason or death and may provide for rights of first refusal. The
                        Administrator may distinguish between unexercisable and exercisable Awards.

STOCK SUBJECT TO
PLAN                    Except as adjusted below under CORPORATE CHANGES,

                          the aggregate number of shares of Common Stock that may be subject to outstanding Awards may not exceed 20% of the shares of Common Stock issued and outstanding as of the date on which the Administrator seeks to make an additional grant (provided that a decrease in shares outstanding will not invalidate any previously issued Award), the maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 10% of the shares of Common Stock outstanding at the closing of the IPO, and the aggregate number of shares of Common Stock that may be issued under ISOs may not exceed 3,000,000.

                        The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).

                        No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                        The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.

                        The Company will not issue fractional shares pursuant to the exercise of an Option, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY
EXERCISE During the participant's lifetime and except as provided under TRANSFERS, ASSIGNMENTS, AND PLEDGES, only the participant or his duly appointed guardian or personal representative may exercise the Options or hold the forfeitable Stock Grants. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS UPON
CHANGES IN CAPITAL      Subject to any required action by the Company (which it
                        agrees to promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Option, Stock the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases), the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the optionee has already purchased, nor to Stock Grants, each of which are subject to the adjustment applicable to Common Stock.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price. The Board or other Administrator may take any actions described in this section without any requirement to seek optionee consent.

                        The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                        All references to numbers of shares of Common Stock in the Plan and in any Option grants made on or before the IPO Effective Date assume the IPO is or will be completed and thus relate to post-IPO numbers of shares.

                        Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

RELATED COMPANY
EMPLOYEES               Employees of Eligible Affiliates will be entitled to
                        participate in the Plan, except as otherwise designated by the Board or the Administrator.

                        Eligible Affiliate means each of the Related Companies, except as the Administrator otherwise specifies. For ISO grants, "Related Company" means any corporation (other than the Company) in an unbroken chain of corporations including the Company if, at the time an Option is granted to a Participant under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. For ISOs, Related Company also includes a single-member limited liability company included within the chain described in the preceding sentence. The Board or the Administrator may use a different definition of Related Company for NQSOs and may include other forms of entity at the same level of equity relationship (or such other level as the Board or the Administrator specifies).

LEGAL COMPLIANCE        The Company will not issue any shares of Common Stock
                        under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                        The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR INVESTMENT
AND OTHER RESTRICTIONS  Unless a registration statement under the Securities Act covers the share of Common Stock a participant receives upon exercising his Award, the Administrator may require, at the time of such exercise, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

                          that the shares purchased on exercise of the Award are not so registered,

                          that the participant may not sell or otherwise transfer the shares unless such sale or transfer complies with all applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act.

                        Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Award Agreements, or the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                        The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop- transfer orders to transfer agents and registrars.

TAX WITHHOLDING         The participant must satisfy all applicable Federal,
                        state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership upon the exercise of an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the participant must pay the Company, with a cashier's check or certified check, the full amounts, if any, required for withholding. Payment of withholding obligations is due before the Company will issue any share on exercise, or, if the Administrator so requires, at the same time as is payment of the Exercise Price. If the Administrator so determines, the participant may instead satisfy the withholding obligations by directing the Company to retain shares from the Award exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares), or, after and IPO, by having a broker tender to the Company cash equal to the withholding taxes.

TRANSFERS, ASSIGNMENTS,
AND PLEDGES             Unless the Administrator otherwise approves in advance
                        in writing for estate planning or other purposes, an Award may not be assigned, pledged or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings
                        (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3, the participant may not transfer or pledge shares of Common Stock acquired upon exercise of an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.
                        The Administrator may, in its discretion, expressly provide that a participant may transfer his Award, without receiving consideration, to (i) members of his immediate family (children, grandchildren, or spouse),
                        (ii) trusts for the benefit of such family members, or
                        (iii) partnerships whose only partners are such family members.

AMENDMENT OR
TERMINATION OF PLAN
AND OPTIONS             The Board may amend, suspend, or, terminate the Plan at
                        any time, without the consent of the participants; or their beneficiaries; provided, however, that such actions are consistent with this section. Except as required by law or by the Substantial Corporate Changes section, the Administrator may not, without the participant's or beneficiary's consent, modify the terms and conditions of an Award so as to materially adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant's or beneficiary's consent, terminate or materially adversely affect any right or obligations under any outstanding Awards, except as provided in the Substantial Corporate Changes Section.

PRIVILEGES OF STOCK
OWNERSHIP               No participant and no beneficiary or other person
                        claiming under or through such optionee will have any right, title, or interest in or to any shares of

                        Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, already issued to such participant.

EFFECT ON OTHER
PLANS Whether receiving or exercising an Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON
LIABILITY               Notwithstanding any other provisions of the Plan, no
                        individual acting as a director, officer, other employee, or agent of the Company will be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense
                        (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT
CONTRACT Nothing contained in this Plan constitutes an employment contract between the Company and the optionees. The Plan does not give any participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to end the participant's employment or other relationship with the Company.

APPLICABLE LAW          The laws of the State of Delaware (other than its choice
                        of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN        Unless the Board extends the Plan's term, the
                        Administrator may not grant Options after September 20, 2009. The Plan will then terminate but will continue to govern unexercised and unexpired Options.

APPROVAL OF PLAN        The Plan must be submitted to Company stockholders for
                        their The approval within 12 months before or after the Board adopts the Plan to qualify any Options designated as ISOs for treatment as such. If the stockholders do not so approve the Plan, the Plan and any outstanding
                        ISOs will be treated as void and of no effect.

                                   APPENDIX B
                            AUDIT COMMITTEE CHARTER

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct general investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's compliance policies.

II.  COMPOSITION

     Effective no later than June 14, 2001, the Audit Committee shall have at least three members but no more than six members, comprised solely of independent directors (as defined in the applicable rules of the Nasdaq National Market or any securities exchange on which the common stock of the Company is listed), each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, the Audit Committee shall have at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Audit Committee may have one member who is not independent if the conditions set forth in Nasdaq National Market Rule 4310(c)(26)(B) are satisfied.

     The members of the Audit Committee shall be appointed by the Board at least annually at a meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by Majority vote of the full Audit Committee membership.

III.  MEETINGS

     The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate, including at the request of the independent auditors. As part of its responsibility to foster open communication, the Audit Committee should meet at least annually with management and the independent auditor in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. When deemed appropriate, meetings may be held in person or by telephone. Minutes or other records of meetings and activities of the Audit Committee shall be maintained and reported to the full Board.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

  Review Procedures

     1. Review and reassess the adequacy of the Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with regulations promulgated by the Securities and Exchange Commission ("SEC").

     2. Review the Company's annual audited financial statements prior to filing with the SEC or distribution to shareholders and the public. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. Based on review and discussions, make recommendations to the Board whether the Company's annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

     3. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or prior to filing with the SEC or distribution to shareholders or the public. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (SAS) 61.

  Independent Auditors

     1. The independent auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board, subject to approval by the stockholders, the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     2. Approve the fees and other significant compensation to be paid to the independent auditors.

     3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence, consistent with Independence Standards Board Standard 1.

     4. Review the independent auditors audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach.

  Financial Reporting Process

     1. Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61, including such things as management judgments and accounting estimates, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit.

     2. Consider the independent auditors' judgments about the quality (not just the acceptability) and appropriateness of the Company's accounting principles as applied in financial accounting. Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses, including the status of previous recommendations.

  Internal Controls and Legal Compliance

     1. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the controller's office, as needed. Review significant reports prepared by the controller's office together with management's response and follow-up to these reports.

     2. Review the appointment, performance and replacement of the controller and any other senior personnel responsible for financial reporting.

     3. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals' possess an understanding of their roles and responsibilities.

     4. Consider and review with management and the independent auditors the effectiveness or weakness in the Company's internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

     5. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     6. Review management's monitoring of the Company's compliance with laws and management's exercise of ethical practices and ensure that management has the proper review systems in place to ensure that the Company's financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal requirements.

  Reports of the Audit Committee

     1. Annually prepare a report to shareholders as required by the SEC in the Company's annual proxy statement.

  Miscellaneous

     1. The Audit Committee shall perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems appropriate or necessary.

                                      PROXY
                              AETHER SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF JUNE 22, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints David S. Oros and David C. Reymann, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Aether Systems, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Aether Systems, Inc. to be held on June 22, 2001 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, MD 21240 at 10:00 a.m. or any adjournment thereof.

              NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

1.  Election of directors.  Nominees:                                                             For       Against      Abstain
(01) J. Carter Beese, Jr., (02) Frank A.
Bonsal, Jr., (03) Mark D. Ein,
(05) David S. Oros,                              2.  The appointment of KPMG                      [ ]       [ ]          [ ]
(06) Rahul C. Prakash, (07),                     LLP as Independent Auditors
Dr. Rajendra Singh, (08)
George P. Stamas,
(09) Devin N. Wenig, (10) Thomas E. Wheeler

                                                 3.  Amendment to the 1999                        [ ]       [ ]          [ ]
                                                 Equity Incentive Plan
For       Withheld
the   [ ]  from all    [ ]
Nominees  Nominees

--------------------------
[ ] For all nominees except as
    noted above


                                                 IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS
                                                 AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING
                                                 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.








                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE                                   [ ]
                                                 AT LEFT



                                                 MARK HERE IF YOU PLAN TO ATTEND THE
                                                 MEETING                                                                 [ ]




                                                 NOTE: Please sign exactly as name appears hereon. Joint
                                                 owners should each sign. When assigning as attorney,
                                                 executor, administrator, trustee or guardian, give full
                                                 name and title as such.


                                                 Please sign, date and return promptly in the accompanying
                                                 envelope.


Signature:                                         Date:            Signature:                                  Date:
          ---------------------------------------       ----------            --------------------------------       ---------
------------------------------------------------------------------------------------------------------------------------------